EXHIBIT (a)(1)(ii)
Laidlaw International, Inc.

Letter of Transmittal
to Tender Shares of Common Stock
(including the Associated Preferred Share Purchase Rights)
of
Laidlaw International, Inc.
pursuant to Offer to Purchase
Dated July 10, 2006

DESCRIPTION OF SHARES TENDERED (See Instructions 3 and 4)
Name(s) and Address(es) of Registered Holder(s) (Please use preaddressed label or fill in exactly as name(s) appear(s) on certificate(s))	Certificates Tendered (Attach Additional Signed List if Necessary)
	Certificate Number(s)*	Number of Shares Represented by Certificate(s)*	Number of Shares Tendered**

Total Certificated Shares Tendered

Total Shares Tendered By Book Entry

Total Shares Tendered
☐  Lost Certificates.  Check here if any of the certificates representing shares that you own have been lost or destroyed. See Instruction 14. Number of shares represented by lost or destroyed certificates:

* Need not be completed if shares are delivered by book-entry transfer.
** If you desire to tender fewer than all shares evidenced by any certificates listed above, please indicate in this column the number of shares you wish to tender. Otherwise, all shares evidenced by such certificates will be deemed to have been tendered. See Instruction 4.

** If you do not designate an order, in the event less than all shares tendered are purchased due to proration, shares will be selected for purchase by the Depositary. See Instruction 9.

THE TENDER OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 7, 2006, UNLESS THE TENDER OFFER IS EXTENDED. LAIDLAW INTERNATIONAL, INC. MAY EXTEND THE TENDER OFFER PERIOD AT ANY TIME.

The Depositary for the tender offer is:
Mellon Investor Services LLC

By Hand Delivery:	By Overnight Delivery:	By Mail:
120 Broadway, 13th Floor New York, New York 10271	480 Washington Blvd. Jersey City, New Jersey 07310	P.O. Box 3310 South Hackensack New Jersey 07606-1910

By Fax Transmission (For Eligible Institutions Only):
Fax Transmission:  (201) 680-4626
To Confirm Fax Transmissions (For Eligible Institutions Only):
Confirm Receipt of Fax By Telephone:  (201) 680-4860

You should read this Letter of Transmittal, including the accompanying instructions, before completing it. You must sign the Letter of Transmittal in the appropriate space provided and complete the Substitute Form W-9 included herein.

For this Letter of Transmittal to be validly delivered, it must be received by the Depositary at one of the above addresses before the tender offer expires (in addition to the other requirements detailed in this Letter of Transmittal and its instructions). Delivery of this Letter of Transmittal to another address will not constitute a valid delivery. Deliveries to Laidlaw International, Inc., the Dealer Managers, the Information Agent or the book-entry transfer facility will not be forwarded to the Depositary and will not constitute a valid delivery.

When This Letter of Transmittal Should Be Used:

You should complete this Letter of Transmittal only if:

•	you are including with this letter certificates representing the shares that you are tendering (or the certificates will be delivered pursuant to a Notice of Guaranteed Delivery you have previously sent to the Depositary);

•	you are concurrently tendering shares by book-entry transfer to the account maintained by the Depositary at The Depositary Trust Company (the “book-entry transfer facility”) pursuant to Section 3 of the Offer to Purchase and you are not (1) using an agent’s message (as defined in Instruction 2) or (2) providing the acknowledgement required by the automated tender offer program.

If you want to tender your shares into the tender offer but (1) your certificates are not immediately available, (2) you cannot deliver all documents required by this Letter of Transmittal to the Depositary before the tender offer expires, or (3) you cannot comply with the procedure for book-entry transfer on a timely basis, you can still tender your shares if you comply with the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. See Instruction 2.

ADDITIONAL INFORMATION REGARDING TENDERED SHARES

☐	Check here if any certificate evidencing the shares you are tendering with this Letter of Transmittal has been lost, stolen, destroyed or mutilated. A bond may be required to be posted by you to secure against the risk that the certificates may be recirculated. See Instruction 14.

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

☐	CHECK HERE IF CERTIFICATES FOR TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

Name(s) of Registered Holder(s): _ _

Date of Execution of Notice of Guaranteed Delivery: _ _

Name of Institution that Guaranteed Delivery: _ _

DTC Participant Number (if Delivered by Book-Entry): _ _

Transaction Code Number (if Delivered by Book-Entry): _ _

PRICE AT WHICH YOU ARE TENDERING
(See Instruction 5)

You must check one box and only one box if you want to tender your shares. If more than one box is checked or if no box is checked, your shares will not be properly tendered.

Shares Tendered at a Price Determined by You:

By checking one of the following boxes below instead of the box under “Shares Tendered at a Price Determined pursuant to the Tender Offer,” you are tendering shares at the price checked. This action could result in none of your shares being purchased if the purchase price selected by Laidlaw International, Inc. for the shares is less than the price checked below. If you want to tender portions of your shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender shares. The same shares cannot be tendered at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
(See Instruction 5)

CHECK ONLY ONE BOX.

IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED,
THERE IS NO PROPER TENDER OF SHARES.

(Shareholders who desire to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered.)

☐ $	25.50	☐ $	26.00	☐ $	26.50	☐ $	27.00	☐ $	27.50	☐ $	28.00	☐ $	28.50
☐ $	25.60	☐ $	26.10	☐ $	26.60	☐ $	27.10	☐ $	27.60	☐ $	28.10
☐ $	25.70	☐ $	26.20	☐ $	26.70	☐ $	27.20	☐ $	27.70	☐ $	28.20
☐ $	25.80	☐ $	26.30	☐ $	26.80	☐ $	27.30	☐ $	27.80	☐ $	28.30
☐ $	25.90	☐ $	26.40	☐ $	26.90	☐ $	27.40	☐ $	27.90	☐ $	28.40

OR

Shares Tendered at a Price Determined pursuant to the Tender Offer:

☐	By checking this one box instead of one of the price boxes above, you are tendering shares and are willing to accept the purchase price selected by Laidlaw International, Inc. in accordance with the terms of the tender offer. This action will maximize the chance of having Laidlaw International, Inc. purchase your shares (subject to the possibility of proration). Note this election could result in your shares, as well as all shares purchased pursuant to the tender offer, being purchased at the minimum price of $25.50 per share and, in general, may have the effect of decreasing the price of the shares purchased in the tender offer. On July 6, 2006, the last full trading day before we indicated our intention to return approximately $500 million to holders of our common stock through share repurchases, the last reported sale price of the shares on the New York Stock Exchange (the “NYSE”) was $26.20 per share. On July 7, 2006, the last full trading day prior to the commencement of the tender offer, the last reported sale price of our common stock on the NYSE was $25.90 per share. The lower end of the price range for the tender offer is below the current market price for the shares. Shareholders are urged to obtain current market quotations for the common stock.

ODD LOTS
(SEE INSTRUCTION 8)

Complete this section ONLY if you own, or are tendering on behalf of a person who owns, beneficially or of record, an aggregate of fewer than 100 shares and are tendering all of your shares.

You either (check one box):

☐	are the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐	are a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

CONDITIONAL TENDER
(SEE INSTRUCTION 15)

You may condition your tender of shares on Laidlaw International, Inc. purchasing a specified minimum number of your tendered shares, all as described in Section 6 of the Offer to Purchase. Unless the minimum number of shares you indicate below is purchased by Laidlaw International, Inc. in the tender offer, none of the shares you tendered will be purchased. It is your responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and you are urged to consult your tax advisor before completing this section. Unless this box has been checked and a minimum number of shares specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is: shares.

If because of proration, the minimum number of shares that you designated above will not be purchased, Laidlaw International, Inc. may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and checked this box:

☐	The tendered shares represent all shares held by me.

SPECIAL PAYMENT INSTRUCTIONS
(SEE INSTRUCTIONS 1, 4, 6, 7 AND 10)

Complete this box only if you want certificate(s) for shares not tendered or not purchased and/or any check for the purchase price to be issued in the name of someone other than you.

Issue:  ☐ Check  ☐ Certificate(s)

to:

Name: _ _
(Please Print)

Address: _ _

(Include Zip Code)

(Employer Identification or Social Security Number)
(See Substitute Form W-9 included herein)

SPECIAL DELIVERY INSTRUCTIONS
(SEE INSTRUCTIONS 1, 4, 6, 7 AND 10)

Complete this box only if you want certificate(s) for shares not tendered or not purchased and/or any check for the purchase to be mailed or sent to someone other than you or to you at an address other than that designated earlier.

Issue:  ☐ Check  ☐ Certificate(s)

to:

Name: _ _
(Please Print)

Address: _ _

(Include Zip Code)

Laidlaw International, Inc. has no obligation, pursuant to the “Special Payment Instructions,” to transfer any certificate for shares from the name of its registered holder(s), or to order the registration or transfer of any shares tendered by book-entry transfer, if Laidlaw International, Inc. does not purchase any of the shares represented by such certificate or tendered by such book-entry transfer.

NOTE:  SIGNATURES MUST BE PROVIDED IN THE BOX BELOW LABELED “IMPORTANT — SHAREHOLDERS SIGN HERE” IF YOU WANT TO TENDER YOUR SHARES. PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

To Mellon Investor Services LLC:

The undersigned hereby tenders to Laidlaw International, Inc., a Delaware corporation, the above-described shares of Laidlaw International, Inc.’s common stock, $0.01 par value per share, at the price per share indicated in this Letter of Transmittal, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 10, 2006, receipt of which is hereby acknowledged, and in this Letter of Transmittal, which, as amended or supplemented from time to time, together constitute the tender offer. All shares tendered and purchased will include the associated preferred share purchase rights issued pursuant to the Rights Agreement, dated as of June 23, 2003, by and between Laidlaw International, Inc. and Wells Fargo Bank Minnesota, National Association, as Rights Agent, and, unless the context otherwise requires, all references to shares include the associated preferred share purchase rights.

Subject to, and effective upon, acceptance for payment of the shares tendered in accordance with the terms and subject to the conditions of the tender offer, including, if the tender offer is extended or amended, the terms and conditions of the extension or amendment, the undersigned agrees to sell, assign and transfer to, or upon the order of, Laidlaw International, Inc. all right, title and interest in and to all shares tendered and orders the registration of all shares if tendered by book-entry transfer and irrevocably constitutes and appoints the Depositary as the true and lawful agent and attorney-in-fact of the undersigned with respect to the shares with full knowledge that the Depositary also acts as the agent of Laidlaw International, Inc., with full power of substitution (the power of attorney being deemed to be an irrevocable power coupled with an interest), to:

1. deliver certificate(s) representing the shares or transfer ownership of the shares on the account books maintained by the book-entry transfer facility, together, in either case, with all accompanying evidences of transfer and authenticity, to or upon the order of Laidlaw International, Inc. upon receipt by the Depositary, as the undersigned’s agent, of the purchase price with respect to the shares;

2. present certificates for the shares for cancellation and transfer on Laidlaw International, Inc.’s books; and

3. receive all benefits and otherwise exercise all rights of beneficial ownership of the shares, subject to the next paragraph, all in accordance with the terms and subject to the conditions of the tender offer.

The undersigned covenants, represents and warrants to Laidlaw International, Inc. that:

•	the undersigned has full power and authority to tender, sell, assign and transfer the shares tendered hereby and when and to the extent accepted for payment, Laidlaw International, Inc. will acquire good, marketable and unencumbered title to the tendered shares, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer of the shares, and not subject to any adverse claims;

•	the undersigned agrees that tenders of shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute the undersigned’s acceptance of the terms and conditions of the tender offer, including the undersigned’s representation and warranty that (a) the undersigned has a “net long position” within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, in the shares or equivalent securities at least equal to the shares being tendered, and (b) the tender of shares complies with Rule 14e-4;

•	the undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or Laidlaw International, Inc. to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered; and

•	the undersigned agrees to all of the terms of the tender offer.

The undersigned understands that Laidlaw International, Inc.’s acceptance of shares tendered pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and Laidlaw International, Inc. upon the terms and subject to the conditions of the tender offer. The undersigned acknowledges that under no circumstances will Laidlaw International, Inc. pay interest on the purchase price, including without limitation, by reason of any delay in making payment.

The name(s) and address(es) of the registered holder(s) should be printed, if they are not already printed above, exactly as they appear on the certificates evidencing shares tendered. The certificate numbers, the number of shares evidenced by the certificates, the number of shares that the undersigned wishes to tender, and the price at which the shares are being tendered should be set forth in the appropriate boxes above.

The undersigned understands that Laidlaw International, Inc. will determine a single per share price, not greater than $28.50 nor less than $25.50, that it will pay for shares properly tendered, taking into account the number of shares tendered and the prices specified by tendering shareholders. Laidlaw International, Inc. will select the lowest purchase price that will allow it to buy 15,000,000 shares or, if a lesser number of shares are properly tendered, all shares that are properly tendered and not properly withdrawn. All shares acquired in the tender offer will be acquired at the same purchase price. All shares properly tendered at prices equal to or below the purchase price and not properly withdrawn will be purchased, subject to the conditions of the tender offer and the “odd lot” priority, proration and conditional tender provisions described in the Offer to Purchase. Shares tendered at prices in excess of the purchase price that is selected by Laidlaw International, Inc. and shares not purchased because of proration or conditional tenders will be returned without expense to the shareholder.

The undersigned recognizes that under the circumstances set forth in the Offer to Purchase Laidlaw International, Inc. may terminate or amend the tender offer or may postpone the acceptance for payment of, or the payment for, shares tendered or may accept for payment fewer than all of the shares tendered. The undersigned understands that certificate(s) for any shares not tendered or not purchased will be returned promptly to the undersigned at the address indicated above, unless otherwise indicated in the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” above. The undersigned acknowledges that Laidlaw International, Inc. has no obligation, pursuant to the “Special Payment Instructions” box, to transfer any certificate for shares from the name of its registered holder(s), or to order the registration or transfer of any shares tendered by book-entry transfer, if Laidlaw International, Inc. does not purchase any of the shares represented by such certificate or tendered by such book-entry transfer.

The check for the aggregate net purchase price for the shares tendered and purchased will be issued to the order of the undersigned and mailed to the address indicated above, unless otherwise indicated in the boxes entitled “Special Payment Instructions” or “Special Delivery Instructions” above.

All authority conferred or agreed to be conferred by this Letter of Transmittal will survive the death or incapacity of the undersigned, and any obligation of the undersigned will be binding on the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

IMPORTANT—SHAREHOLDERS SIGN HERE
(PLEASE COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 INCLUDED HEREIN.)

(Must be signed by the registered holder(s) exactly as such holder(s) name(s) appear(s) on certificate(s) for shares or on a security position listing or by person(s) authorized to become the registered holder(s) thereof by certificates and documents transmitted with this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 6.)
(Signature(s) of Owner(s))

Dated: _ _ , 2006

Name(s): _ _
(Please Print)
Capacity (full title):

Address: _ _
(Include Zip Code)

Daytime Area Code and Telephone Number: _ _

Employer Identification or Social Security Number:
(See Substitute Form W-9 included herein)

GUARANTEE OF SIGNATURE(S)
(SEE INSTRUCTIONS 1 AND 6)

Authorized Signature: _ _

Name: _ _
(Please Print)

Title: _ _

Name of Firm: _ _

Address: _ _
(Include Zip Code)

Area Code and Telephone Number: _ _

Dated: _ _ , 2006

THIS FORM MUST BE COMPLETED BY ALL TENDERING U.S. HOLDERS.

See Sections 3 and 14 in the Offer to Purchase, Instruction 13 in this Letter of Transmittal and the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9

PAYER’S NAME: MELLON INVESTMENT SERVICES LLC
SUBSTITUTE FORM W-9	Part 1 — Taxpayer Identification Number — PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER (“TIN”) IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number OR

Department of the Treasury Internal Revenue Service	If you do not have a TIN, see the enclosed Guidelines for information on obtaining a number. If you are awaiting (or will soon apply for) a TIN, check the box in Part 2.	Employer Identification Number
Payer’s Request for Taxpayer Identification Number and Certification	Part 2 — Awaiting TIN ☐ Exempt ☐
Part 3 — Certification — Under penalties of perjury, I certify that:
(1) I am a U.S. person (including a U.S. resident alien);
(2) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
(3) I am not subject to backup withholding because:
(a) I am exempt from backup withholding,
(b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or
(c) the IRS has notified me that I am no longer subject to backup withholding.
Certification Instructions — You must cross out item (3) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding.

Signature _ _ Date _ _
Name _ _
Address _ _
City _ _ State _ _ Zip _ _

YOU MUST COMPLETE THE FOLLOWING ADDITIONAL CERTIFICATION IF YOU ARE
AWAITING (OR WILL SOON APPLY FOR) A TAXPAYER IDENTIFICATION NUMBER.

CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and that I mailed or delivered, or intend to mail or deliver in the near future, an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office. I understand that 28% of all reportable payments made to me will be withheld if I do not timely provide a correct taxpayer identification number.

Signature _ _  Date: _ _

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE TENDER OFFER

1. Guarantee of Signatures. Depending on how the certificates for your shares are registered and to whom you want payments or deliveries made, you may need to have the signatures on this Letter of Transmittal guaranteed by an eligible guarantor institution. No signature guarantee is required if either:

(a) this Letter of Transmittal is signed by the registered holder(s) of the shares tendered (which, for these purposes, includes any participant in the book-entry transfer facility whose name appears on a security position listing as the owner of the shares) exactly as the name of the registered holder(s) appears on the certificate(s) for the shares and payment and delivery are to be made directly to the holder, unless the holder has completed either of the boxes entitled “Special Payment Instructions” or “Special Delivery Instructions” above; or

(b) the shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

In all other cases, including if you have completed either the box entitled “Special Payment Instructions” or “Special Delivery Instructions” above, an eligible guarantor institution must guarantee all signatures on this Letter of Transmittal. You may also need to have any certificates you deliver endorsed or accompanied by a stock power, and the signatures on these documents also may need to be guaranteed. See Instruction 6.

2. Delivery of Letter of Transmittal and Certificates; Guaranteed Delivery Procedures. For your shares to be properly tendered, either (a) or (b) below must happen:

(a) The Depositary must receive all of the following at its address above in this Letter of Transmittal before or on the date Laidlaw International, Inc.’s tender offer expires:

•	one of (i) the certificates for the shares or (ii) a confirmation of receipt of the shares pursuant to the procedure for book-entry transfer described in this Instruction 2; and

•	one of (i) properly completed and executed Letter of Transmittal or a manually executed facsimile of it, including any required signature guarantees, (ii) an “agent’s message” of the type described in this Instruction 2 in the case of a book-entry transfer or (iii) a specific acknowledgement in the case of a tender through the “automated tender offer program” described in this Instruction 2; and

•	any other documents required by this Letter of Transmittal.

(b) You must comply with the guaranteed delivery procedure set forth below.

Book-Entry Delivery. Any institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the shares by causing the book-entry transfer facility to transfer shares into the Depositary’s account in accordance with the book-entry transfer facility’s procedures for transfer. Delivery of this Letter of Transmittal or any other required documents to the book-entry transfer facility does not constitute delivery to the Depositary.

Agent’s Message. The term “agent’s message” means a message transmitted by the book-entry transfer facility to, and received by, the Depositary, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the shares that such participant has received and agrees to be bound by the terms of this Letter of Transmittal and that Laidlaw International, Inc. may enforce such agreement against them.

Automated Tender Offer Program. Participants in the book-entry transfer facility may also tender their shares in accordance with the automated tender offer program to the extent it is available to them for the shares they wish to tender. A shareholder tendering through the automated tender offer program must expressly acknowledge that the shareholder has received and agrees to be bound by this Letter of Transmittal and that we may enforce such agreement against them.

Guaranteed Delivery. If you want to tender your shares but your share certificate(s) are not immediately available or cannot be delivered to the Depositary before the tender offer expires, the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the Depositary before the tender offer expires, your shares may still be tendered, if all of the following conditions are satisfied:

(a) the tender is made by or through an eligible guarantor institution;

(b) the Depositary receives by hand, mail, overnight courier or facsimile transmission, before the expiration date, a properly completed and duly executed Notice of Guaranteed Delivery in the form provided with this Letter of Transmittal, specifying the price at which shares are being tendered, including a signature guarantee by an eligible guarantor institution in the form set forth in the Notice of Guaranteed Delivery; and

(c) all of the following are received by the Depositary within three NYSE trading days after the date of receipt by the Depositary of the Notice of Guaranteed Delivery:

•	one of (i) the certificates for the shares or (ii) a confirmation of receipt of the shares pursuant to the procedure for book-entry transfer described in this Instruction 2; and

•	one of (i) a properly completed and executed Letter of Transmittal or a manually executed facsimile of it, including any required signature guarantees, (ii) an “agent’s message” of the type described in this Instruction 2 in the case of a book-entry transfer or (iii) a specific acknowledgement in the case of a tender through the automated tender offer program described in this Instruction 2; and

•	any other documents required by this Letter of Transmittal.

THE METHOD OF DELIVERING ALL DOCUMENTS, INCLUDING CERTIFICATES FOR SHARES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT YOUR ELECTION AND RISK. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Except as specifically permitted by Section 6 of the Offer to Purchase, Laidlaw International, Inc. will not accept any alternative, conditional or contingent tenders, or purchase any fractional shares. All tendering shareholders, by execution of this Letter of Transmittal or a manually signed facsimile of this Letter of Transmittal, waive any right to receive any notice of the acceptance of their tender.

3. Inadequate Space. If the space provided in the box entitled “Description of Shares Tendered” above is inadequate, the certificate numbers and/or the number of shares should be listed on a separate signed schedule and attached to this Letter of Transmittal.

4. Partial Tenders and Unpurchased Shares.  (This paragraph does not apply to shareholders who tender by book-entry transfer.) If fewer than all of the shares evidenced by any certificate are to be tendered, fill in the number of shares that are to be tendered in the column entitled “Number of Shares Tendered” in the box entitled “Description of Shares Tendered” above. In that case, if any tendered shares are purchased, a new certificate for the remainder of the shares (including any shares not purchased) evidenced by the old certificate(s) will be issued and sent to the registered holder(s), unless otherwise specified in either the box entitled “Special Payment Instructions” or “Special Delivery Instructions” in this Letter of Transmittal, promptly after the expiration date. Unless otherwise indicated, all shares represented by the certificate(s) set forth above and delivered to the Depositary will be deemed to have been tendered.

If any tendered shares are not purchased or are properly withdrawn, or if less than all shares evidenced by a shareholder’s certificates are tendered, certificates for unpurchased shares will be returned promptly after the expiration or termination of the tender offer or the proper withdrawal of the shares, as applicable. In the case of shares tendered by book-entry transfer at the book-entry transfer facility, the shares will be credited to the appropriate account maintained by the tendering shareholder at the book-entry transfer facility. In each case, shares will be returned or credited without expense to the shareholder.

5. Indication of Price at Which Shares Are Being Tendered. If you want to tender your shares you must properly complete the pricing section of this Letter of Transmittal, which is called “Price at Which You Are Tendering.” You must check one box in the pricing section. If more than one box is checked or no box is checked, your shares will not be properly tendered. If you want to tender portions of your shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender shares. However, the same shares cannot be tendered at more than one price, unless previously and properly withdrawn as provided in Section 4 of the Offer to Purchase.

6. Signatures on Letter of Transmittal; Stock Powers and Endorsements.

Exact Signature. If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

Joint Holders. If the shares tendered are registered in the names of two or more joint holders, each holder must sign this Letter of Transmittal.

Different Names on Certificates. If any tendered shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate letters of transmittal (or manually signed facsimiles) as there are different registrations of certificates.

Endorsements. When this Letter of Transmittal is signed by the registered holder(s) of the shares tendered, no endorsements of certificates representing the shares or separate stock powers are required unless payment is to be made or the certificates for shares not tendered or not purchased are to be issued to a person other than the registered holder(s). Signature(s) on the certificate(s) must be guaranteed by an eligible institution.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificates listed, or if payment is to be made or certificates for shares not tendered or not purchased are to be issued to a person other than the registered holder(s), the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appears on the certificates, and the signatures on the certificates or stock powers must be guaranteed by an eligible institution. See Instruction 1.

Signatures of Fiduciaries. If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, that person should so indicate when signing and must submit proper evidence satisfactory to Laidlaw International, Inc. of his or her authority to so act.

7. Stock Transfer Taxes. Except as provided in this Instruction 7, no stock transfer tax stamps or funds to cover tax stamps need accompany this Letter of Transmittal. Laidlaw International, Inc. will pay any stock transfer taxes payable on the transfer to it of shares purchased pursuant to the tender offer. If, however, (a) payment of the purchase price is to be made to any person other than the registered holder(s), (b) shares not tendered or rejected for purchase are to be registered in the name(s) of any person(s) other than the registered holder(s), or (c) certificates representing tendered shares are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal, then the Depositary will deduct from the purchase price the amount of any stock transfer taxes (whether imposed on the registered holder(s), other person(s) or otherwise) payable on account of the transfer to that person, unless satisfactory evidence of the payment of the taxes or any exemption therefrom is submitted.

8. Odd Lots. If Laidlaw International, Inc. is to purchase fewer than all shares properly tendered and not properly withdrawn, the shares purchased first will consist of all shares properly tendered by any shareholder who owns, beneficially or of record, an aggregate of fewer than 100 shares and who tenders all of the holder’s shares at or below the purchase price. This preference will not be available unless the section captioned “Odd Lots” is completed.

9. Order of Purchase in Event of Proration. As described in Section 1 of the Offer to Purchase, shareholders can specify in the “Description of Shares Tendered” box of this Letter of Transmittal the order in which specified portions of their shares will be purchased if, as a result of the proration provisions or otherwise, some but not all of the tendered shares are purchased in the tender offer. The order of shares sold by a shareholder pursuant to the tender offer may affect the U.S. federal income tax consequences of payments received by the shareholder. See Sections 1 and 14 of the Offer to Purchase.

10. Special Payment and Delivery Instructions. If certificate(s) for shares not tendered or not purchased and/or check(s) are to be issued in the name of a person other than the signer of this Letter of Transmittal or if the certificates and/or checks are to be sent to someone other than the person signing this Letter of Transmittal or to the signer at a different address, the box entitled “Special Payment Instructions” and/or the box entitled “Special Delivery Instructions” on this Letter of Transmittal should be completed as applicable and signatures must be guaranteed as described in Instruction 1.

11. Irregularities. All questions as to the number of shares to be accepted, the price to be paid for shares to be accepted and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of shares will be determined by Laidlaw International, Inc. in its sole discretion and that determination will be final and binding on all parties. Laidlaw

International, Inc. reserves the absolute right to reject any or all tenders of any shares that it determines are not in proper form or the acceptance for payment of or payment for which it determines may be unlawful. Laidlaw International, Inc. also reserves the absolute right to waive any of the conditions of the tender offer with respect to all shareholders or any defect or irregularity in any tender with respect to any particular shares or any particular shareholder, and Laidlaw International, Inc.’s interpretation of the terms of the tender offer (including these Instructions) will be final and binding on all parties. No tender of shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering shareholder or waived by Laidlaw International, Inc. Unless waived, any defects and irregularities in connection with tenders must be cured within the time period, if any, Laidlaw International, Inc. determines. None of Laidlaw International, Inc., the Dealer Managers, the Depositary, the Information Agent, or any other person will be under any duty to give notification of any defects or irregularities in any tender or incur any liability for failure to give any such notification.

12. Questions and Requests for Assistance and Additional Copies. Questions and requests for assistance may be directed to, and additional copies of the Offer to Purchase, the Letter of Transmittal or the Notice of Guaranteed Delivery may be requested from, the Information Agent or the Dealer Managers at their respective telephone numbers and addresses set forth on the back page of the Offer to Purchase and set forth below.

13. Substitute Form W-9. Payments made to shareholders pursuant to the tender offer may be subject to backup withholding (currently at a rate of 28%) of U.S. federal income tax. To avoid backup withholding, U.S. holders (as defined in Section 14 of the Offer to Purchase) that do not otherwise establish an exemption should complete and return the Substitute W-9 included in this Letter of Transmittal, certifying that such holder is a U.S. person, the taxpayer identification number (“TIN”) provided is correct, and that such holder is not subject to backup withholding. If you do not have a TIN, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for instructions on applying for a TIN. If you provide an incorrect TIN, you may be subject to penalties imposed by the IRS.

Certain holders (including corporations and certain foreign persons) generally are exempt from backup withholding. However, to avoid erroneous backup withholding, an exempt U.S. holder should complete and return the Substitute W-9 included in this Letter of Transmittal, indicating its exempt status by checking the box labeled “Exempt” in Part 2 of the form. To establish an exemption from backup withholding, a non-U.S. holder (as defined in Section 14 of the Offer to Purchase) must submit a properly completed IRS Form W-8BEN or other applicable IRS Form W-8, signed under penalties of perjury, attesting to its foreign status. This form may be obtained from the Depositary or at www.irs.gov.

Backup withholding is not an additional tax. Taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of amounts withheld if they timely provide certain required information to the IRS.

Even if a non-U.S. holder provides the required certification to establish an exemption from backup withholding, such holder may be subject to a 30% U.S. federal withholding tax on payments received pursuant to the tender offer. See Sections 3 and 14 in the Offer to Purchase. Non-U.S. holders are urged to consult their tax advisors regarding the application of U.S. federal income tax withholding, including eligibility for a withholding tax reduction or exemption, and the refund procedure.

14. Lost, Stolen, Destroyed or Mutilated Certificates. If your certificate for part or all of your shares has been lost, stolen, misplaced, mutilated or destroyed, you should check the appropriate box on page 1 of this Letter of Transmittal and indicate the number of shares represented by the lost or destroyed certificate in the appropriate space. You should also check the first box on page 2 of this Letter of Transmittal and promptly send the completed Letter of Transmittal to the Depositary. Upon receipt of your completed Letter of Transmittal, the Depositary will provide you with instructions on how to obtain a replacement certificate. You may be asked to post a bond to secure against the risk that the certificate may be subsequently recirculated. There may be a fee and additional documents may be required to replace lost certificates. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, stolen, destroyed or mutilated certificates have been followed. You are urged to send the properly completed Letter of Transmittal to the Depositary immediately to ensure timely processing of documentation. If you have questions, you may contact the Depositary at (800) 851-9677.

15. Conditional Tenders. As described in Sections 1 and 6 of the Offer to Purchase, you may tender shares subject to the condition that all or a specified minimum number of your shares tendered pursuant to this Letter of Transmittal or a Notice of Guaranteed Delivery must be purchased if any shares tendered are purchased.

If you wish to make a conditional tender you must indicate this in the box captioned “Conditional Tender” in this Letter of Transmittal or, if applicable, the Notice of Guaranteed Delivery. In the box in this Letter of Transmittal or the Notice of

Guaranteed Delivery, you must calculate and appropriately indicate the minimum number of shares that must be purchased if any are to be purchased.

As discussed in Section 6 of the Offer to Purchase, proration may affect whether Laidlaw International, Inc. accepts conditional tenders and may result in shares tendered pursuant to a conditional tender being deemed withdrawn if the minimum number of shares would not be purchased. If, because of proration, the minimum number of shares that you designate will not be purchased, Laidlaw International, Inc. may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and check the box so indicating. Upon selection by lot, if any, Laidlaw International, Inc. will limit its purchase in each case to the designated minimum number of shares.

All tendered shares will be deemed unconditionally tendered unless the “Conditional Tender” box is completed.

The conditional tender alternative is made available so that a shareholder may seek to structure the purchase of shares pursuant to the tender offer in such a manner that the purchase will be treated as a sale of such shares by the shareholder, rather than the payment of a dividend to the shareholder, for U.S. federal income tax purposes. If you are an odd lot holder and you tender all of your shares, you cannot conditionally tender, since your shares will not be subject to proration. It is the tendering shareholder’s responsibility to calculate the minimum number of shares that must be purchased from the shareholder in order for the shareholder to qualify for sale rather than dividend treatment. Each shareholder is urged to consult his or her tax advisor.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for determining the proper taxpayer identification number to provide to the payer — Social Security Numbers have nine digits separated by two hyphens (i.e., 000-00-0000). Employer Identification Numbers have nine digits separated by one hyphen (i.e., 00-0000000). The table below will help you determine the number to give the payer.

Give the
SOCIAL SECURITY
For this type of account:		number of —

1.	An individual’s account	The individual

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)

	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)

5.	Sole proprietorship or single-member limited liability company (“LLC”) that is disregarded as separate from its member	The owner(3)

Give the EMPLOYER
IDENTIFICATION
For this type of account:		number of —

6.	Sole proprietorship or single-member LLC that is disregarded as separate from its owner	The owner(3)

7.	Partnership or multiple member LLC that has not elected to be taxed as a corporation	The partnership or LLC

8.	Corporation or LLC that has elected to be taxed as a corporation	The corporation or LLC

9.	A broker or registered nominee	The broker or nominee

10.	A valid trust, estate or pension trust	The legal entity(4)

11.	Association, club, religious, charitable, educational organization, or other tax-exempt organization	The organization

12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number (if you have one).
(4)	List first and circle the name of the legal entity, either a trust, estate, or pension trust. Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

NOTE:	If no name is circled when there is more than one name, the number will be considered that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number (“TIN”) or if you do not know your number, obtain Form SS-5 (Application for Social Security Card) or Form SS-4 (Application for Employer Identification Number) at the local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number. In addition, you must check the box marked “Awaiting TIN” in Part 2 of Substitute Form W-9 and sign and date the “Certification of Awaiting Taxpayer Identification Number” at the bottom of the form. If you do not timely provide a TIN, a portion of all reportable payments made to you will be withheld.

Section references in these guidelines refer to sections under the Internal Revenue Code of 1986, as amended.

Payees specifically exempted from backup withholding include:

•	An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

•	The United States, a state thereof, the District of Columbia or a possession of the United States, or a political subdivision or agency or instrumentality of any the foregoing.

•	An international organization or any agency or instrumentality thereof.

•	A foreign government or any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

•	A corporation.

•	A financial institution.

•	A dealer in securities or commodities required to register in the United States, the District of Colombia, or a possession of the United States.

•	A real estate investment trust.

•	A common trust fund operated by a bank under Section 584(a).

•	An entity registered at all times during the tax year under the Investment Company Act of 1940, as amended.

•	A middleman known in the investment community as a nominee or custodian.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A foreign central bank of issue.

•	A trust exempt from tax under Section 664 or a non-exempt trust described in Section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include:

•	Payments to nonresident aliens subject to withholding under Section 1441.

•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include:

•	Payments of interest on obligations issued by individuals, unless such payments equal $600 or more and are paid in the course of the payer’s trade or business and the payee does not provide its correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

•	Payments described in Section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under Section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD COMPLETE AND RETURN SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. Exempt payees should furnish their TIN, check the box labeled “Exempt” in Part 2 and sign and date the form. If you are a foreign person, you must submit the appropriate IRS Form W-8 signed under penalty of perjury attesting to foreign status. Such forms may be obtained from the Depositary or at www.irs.gov.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041,6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

Privacy Act Notice. — Section 6109 requires most recipients of dividend, interest, or certain other income to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal non-tax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish TIN. — If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of TINs. — If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX ADVISOR OR THE IRS

The Depositary for the Tender Offer is:

Mellon Investor Services
A Mellon Financial Companysm

By Hand Delivery:	By Overnight Delivery:	By Mail:
120 Broadway, 13th Floor New York, New York 10271	480 Washington Blvd. Jersey City, New Jersey 07310	P.O. Box 3310 South Hackensack, New Jersey 07606-1910

By Fax Transmission (For Eligible Institutions Only):
Fax Transmission:  (201) 680-4626
To Confirm Fax Transmissions (For Eligible Institutions Only):
Confirm Receipt of Fax By Telephone:  (201) 680-4860

The Letter of Transmittal and certificates for shares and any other required documents should be sent or delivered by each shareholder of Laidlaw International, Inc. or such shareholder’s broker, dealer, commercial bank, trust company or nominee to the Depositary at one of its addresses set forth above.

Any questions or requests for assistance may be directed to the Information Agent or the Dealer Managers at their respective telephone numbers and addresses set forth below. Requests for additional copies of this Offer to Purchase, the Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent at the telephone number and address set forth below. You may also contact your broker, dealer, commercial bank, trust company or nominee for assistance concerning the tender offer. To confirm delivery of shares, shareholders are directed to contact the Depositary.

The Information Agent for the Tender Offer is:
D.F. King & Co., Inc.

48 Wall Street
New York, New York 10005
Banks and Brokers Call Collect:
(212) 269-5550
All Others Call Toll Free:
(800) 290-6427

The Dealer Managers for the Tender Offer are:

MORGAN STANLEY	UBS INVESTMENT BANK
1585 Broadway New York, New York 10036 Telephone: (866) 818-4954 (Toll Free)	299 Park Avenue New York, New York 10171 Telephone: (212) 821-2100